                                                                  Contents, p. 1



                                                                     EXHIBIT 4.3



                        21st Century Telecom Group, Inc.

                                     Issuer





               13-3/4% Subordinated Exchange Debentures Due 2010





                              ____________________


                                   INDENTURE



                         Dated as of February 15, 1998

                                                                  Contents, p. 2


                             _____________________



                       IBJ Schroder Bank & Trust Company



                                    Trustee

                                                                  Contents, p. 3




                              CROSS-REFERENCE TABLE



   TIA              Indenture

 Section             Section
 -------             -------


310(a)(1)             7.10

   (a)(2)             7.10

   (a)(3)             N.A.

   (a)(4)             N.A.

   (b)                7.08; 7.10

   (c)                N.A.

311(a)                7.11

   (b)                7.11

   (c)                N.A.

312(a)                2.05

                                                                  Contents, p. 4


   (b)                11.03

   (c)                11.03

313(a)                7.06

   (b)(1)             N.A.

   (b)(2)             7.06

   (d)                7.06

314(a)                4.02;

                      4.12

   (b)                N.A.

   (c)(3)             N.A.

   (d)                N.A.

   (f)                4.12

315(a)                7.01

   (b)                7.05

   (c)                7.01

   (d)                7.01

   (e)                6.11

   (a)(1)(A)          6.05

   (a)(1)(B)          6.04

   (a)(2)             N.A.

   (b)                6.07

317(a)(1)             6.08

   (a)(2)             6.09

                                                                  Contents, p. 5

   (b)                2.04


               N.A. means Not Applicable.





        Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                                                  Contents, p. 6




                               TABLE OF CONTENTS



                                                                           Page
                                                                          ------
                                   ARTICLE I


                  Definitions and Incorporation by Reference
                  ------------------------------------------

SECTION 1.01.                                              Definitions        1

SECTION 1.02.                                        Other Definitions       26

SECTION 1.03.                                         Incorporation by       26
                                                    Reference of Trust
                                                         Indenture Act

SECTION 1.04.                                    Rules of Construction       27


                                                                  Contents, p. 7


                                  ARTICLE II


                                The Securities
                                --------------

SECTION 2.01.                                          Form and Dating       28

SECTION 2.02.                             Execution and Authentication       28

SECTION 2.03.                               Registrar and Paying Agent       29

SECTION 2.04.                      Paying Agent To Hold Money in Trust       29

SECTION 2.05.                                     Securityholder Lists       30

SECTION 2.06.                                    Transfer and Exchange       30

SECTION 2.07.                                   Replacement Securities       31

SECTION 2.08.                                   Outstanding Securities       31

SECTION 2.09.                                     Temporary Securities       32

SECTION 2.10.                                              Cancelation       32

SECTION 2.11.                                       Defaulted Interest       32

SECTION 2.12.                                            CUSIP Numbers       32

                                                                  Contents, p. 8


                                  ARTICLE III


                                  Redemption
                                  ----------

SECTION 3.01.                                       Notices to Trustee       33

SECTION 3.02.                                  Selection of Securities       33
                                                        To Be Redeemed

SECTION 3.03.                                     Notice of Redemption       33

SECTION 3.04.                           Effect of Notice of Redemption       34

SECTION 3.05.                              Deposit of Redemption Price       35

SECTION 3.06.                              Securities Redeemed in Part       35



                                  ARTICLE IV


                                   Covenants
                                   ---------

SECTION 4.01.                                    Payment of Securities       35

SECTION 4.02.                                              SEC Reports       35

SECTION 4.03.                               Limitation on Indebtedness       36

SECTION 4.04.                        Limitation on Restricted Payments       39

                                                                  Contents, p. 9





SECTION 4.05.                                            Limitation on       42
                                                       Restrictions on
                                                    Distributions from
                                               Restricted Subsidiaries

SECTION 4.06.                        Limitation on Sales of Assets and       44
                                                      Subsidiary Stock

SECTION 4.07.                     Limitation on Affiliate Transactions       48

SECTION 4.08.                       Limitation on the Sale or Issuance       49
                                of Capital Stock of Certain Restricted
                                                          Subsidiaries

SECTION 4.09.                                        Change of Control       50

SECTION 4.10.                               Limitation on Market Swaps       52

SECTION 4.11.                          Limitation on Lines of Business       52

SECTION 4.12.                                   Compliance Certificate       52

SECTION 4.13.                             Further Instruments and Acts       52



                                  ARTICLE IV


                               Successor Company
                               -----------------

SECTION 5.01.                                   When Company May Merge       53
                                                    or Transfer Assets

                                                                 Contents, p. 10



                                  ARTICLE VI


                             Defaults and Remedies
                             ---------------------

SECTION 6.01.                                        Events of Default       54

SECTION 6.02.                                             Acceleration       56

SECTION 6.03.                                           Other Remedies       57

SECTION 6.04.                                  Waiver of Past Defaults       57

SECTION 6.05.                                      Control by Majority       57

SECTION 6.06.                                      Limitation on Suits       58

SECTION 6.07.                                     Rights of Holders to       58
                                                       Receive Payment

SECTION 6.08.                               Collection Suit by Trustee       58

SECTION 6.09.                         Trustee May File Proofs of Claim       59

SECTION 6.10.                                               Priorities       59

SECTION 6.11.                                    Undertaking for Costs       59

SECTION 6.12.                         Waiver of Stay or Extension Laws       60

                                                                 Contents, p. 11



                                  ARTICLE VII


                                    Trustee
                                    -------

SECTION 7.01.                                        Duties of Trustee       60

SECTION 7.02.                                        Rights of Trustee       62

SECTION 7.03.                             Individual Rights of Trustee       62

SECTION 7.04.                                     Trustee's Disclaimer       63

SECTION 7.05.                                       Notice of Defaults       63

SECTION 7.06.                            Reports by Trustee to Holders       63

SECTION 7.07.                               Compensation and Indemnity       63

SECTION 7.08.                                   Replacement of Trustee       64

SECTION 7.09.                              Successor Trustee by Merger       65

SECTION 7.10.                            Eligibility; Disqualification       66

SECTION 7.11.                                  Preferential Collection       66
                                                             of Claims
                                                       Against Company

                                                                 Contents, p. 12



                                 ARTICLE VIII


                      Discharge of Indenture; Defeasance
                      ----------------------------------

SECTION 8.01.                                   Discharge of Liability       66
                                                            on Securi-
                                                      ties; Defeasance

SECTION 8.02.                                 Conditions to Defeasance       67

SECTION 8.03.                               Application of Trust Money       69

SECTION 8.04.                                     Repayment to Company       69

SECTION 8.05.                     Indemnity for Government Obligations       69

SECTION 8.06.                                            Reinstatement       69



                                  ARTICLE IX


                                  Amendments
                                  ----------

SECTION 9.01.                               Without Consent of Holders       70

SECTION 9.02.                                  With Consent of Holders       71

SECTION 9.03.                                    Compliance with Trust       72
                                                         Indenture Act       72

                                                                 Contents, p. 13



SECTION 9.04.                    Revocation and Effect of Consents and       72
                                                               Waivers

SECTION 9.05.                    Notation on or Exchange of Securities       72

SECTION 9.06.                               Trustee To Sign Amendments       73

SECTION 9.07.                                      Payment for Consent       73



                                   ARTICLE X


                                 Subordination
                                 -------------

SECTION 10.01.                                Agreement To Subordinate       73

SECTION 10.02.                                            Liquidation,       73
                                                          Dissolution,
                                                            Bankruptcy

SECTION 10.03.                          Default on Senior Indebtedness       74

SECTION 10.04.                   Acceleration of Payment of Securities       75

SECTION 10.05.                     When Distribution Must Be Paid Over       75

SECTION 10.06.                                             Subrogation       75

SECTION 10.07.                                         Relative Rights       75

SECTION 10.08.                       Subordination May Not Be Impaired       76
                                                            by Company

SECTION 10.09.                      Rights of Trustee and Paying Agent       76

SECTION 10.10.                               Distribution or Notice to       76
                                                        Representative

                                                                 Contents, p. 14



SECTION 10.11.                        Article 10 Not To Prevent Events       76
                               of Default or Limit Right To Accelerate

SECTION 10.12.                           Trust Moneys Not Subordinated       77

SECTION 10.13.                                Trustee Entitled To Rely       77

SECTION 10.14.                     Trustee To Effectuate Subordination       77

SECTION 10.15.                       Trustee Not Fiduciary for Holders       78
                                                of Senior Indebtedness

SECTION 10.16.                           Reliance by Holders of Senior       78
                                         Indebtedness on Subordination
                                                            Provisions



                                  ARTICLE XI


                                 Miscellaneous
                                 -------------

SECTION 11.01.                            Trust Indenture Act Controls       78

SECTION 11.02.                                                 Notices       78

SECTION 11.03.                                Communication by Holders       80
                                                    with Other Holders

SECTION 11.04.                           Certificate and Opinion as to       80
                                                  Conditions Precedent

SECTION 11.05.                   Statements Required in Certificate or       80
                                                               Opinion

SECTION 11.06.                             When Securities Disregarded       81

                                                                 Contents, p. 15



SECTION 11.07.                          Rules by Trustee, Paying Agent       81
                                                         and Registrar

SECTION 11.08.                                          Legal Holidays       81

SECTION 11.09.                                           Governing Law       81

SECTION 11.10.                              No Recourse Against Others       81

SECTION 11.11.                                              Successors       81

SECTION 11.12.                                      Multiple Originals       82

SECTION 11.13.                             Table of Contents; Headings       82




Rule 144A/Regulation S Appendix - Provisions Relating to Initial Securities,
  Private Exchange Securities and Exchange Securities



Exhibit 1 to Rule 144A/Regulation S Appendix - Form of Initial Security



Exhibit A - Form of Exchange Security or Private Exchange Security

                                                                 Contents, p. 16

          INDENTURE dated as of February 15, 1998, between 21ST CENTURY TELECOM GROUP, INC., an Illinois corporation (the "Company") and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation (the "Trustee").



          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 13-3/4% Subordinated Exchange Debentures Due 2010 (the "Initial Securities") and, if and when issued pursuant to a registered exchange for Initial Securities, the Company's 13-3/4% Subordinated Exchange Debentures Due 2010 (the "Exchange Securities") and if and when issued pursuant to a private exchange for Initial Securities, the Company's 13-3/4% Subordinated Exchange Debentures Due 2010 (the "Private Exchange Securities", together with the Exchange Securities and the Initial Securities, the "Securities"):




                                   ARTICLE I



                   Definitions and Incorporation by Reference
                   ------------------------------------------

          SECTION 1.01.  Definitions.
                         ------------



          "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is or becomes a Restricted Subsidiary; provided, however, that any such
                                       --------  -------
Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Related Business.



          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under Sections 4.04, 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.



          "Annualized EBITDA" as of any date of determination means EBITDA for the most recent two consecutive fiscal quarters for which financial statements have been made publicly available but in no event ending more than 135 days prior to the date of such determination multiplied by two.



          "Area 1 Franchise" means the Company's cable television franchise pursuant to a Franchise Agreement between the Company and the City of Chicago in effect on the Issue Date.



          "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) (that is not for security purposes) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock (other than Qualified Preferred Stock) of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (iii) any other assets (other than Capital Stock or other Investments in an Unrestricted Subsidiary) of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (a) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary, (b) for purposes of
Section 4.06 only, a disposition that (x) constitutes a Permitted Investment or a Restricted Payment permitted by Section 4.04, (y) complies with Section 5.01 or (z) constitutes a Market Swap permitted by Section 4.10 and (c) a disposition of assets with a fair market value of less than $250,000).

          "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Senior Discount Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).



          "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years (calculated to the nearest one-twelfth) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of each such principal payment by (ii) the sum of all such principal payments.



          "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.



          "Business Day" means any day other than a Saturday, Sunday or day on which banking institutions are not required to be open in the States of New York or Illinois.



          "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.



          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or nonvoting) equity of such Person, including any common stock and Preferred Stock, whether outstanding on the Issue Date or issued after the Issue Date, but excluding any debt securities convertible into such equity.



          "Change of Control" means the occurrence of any of the following events:



    (i) Prior to the earlier to occur of (A) the first public offering of common stock of Parent or (B) the first public offering of common stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Parent or the Company, any merger, consolidation, liquidation or dissolution of the Parent or the Company, any direct or indirect transfer of securities by Parent or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);



    (ii) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (ii) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own
               --------  -------
  (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (ii)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in clause
  (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);



    (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or



    (iv) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.



          "Code" means the Internal Revenue Code of 1986, as amended.



          "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

          "consolidated" means the consolidation of accounts of the Company and its Subsidiaries in accordance with GAAP.



          "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Company and its Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating (i) all intercompany items between the Company and any Restricted Subsidiary and (ii) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.



          "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred in such period by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Restricted Subsidiary, (viii) interest incurred in connection with Investments in discontinued operations, (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; excluding, however, (y) a proportional amount of any of the foregoing items or other interest expense incurred by a Restricted Subsidiary in such period to the extent the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (iii) of the definition thereof and (z) any fees or debt issuance costs (and any amortization thereof) payable in connection with the sale of the Senior Discount Notes and Units on the Issue Date.



          "Consolidated Leverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries calculated on a consolidated basis as of the end of the most recent fiscal quarter for which financial statements have been made publicly available but in no event ending more than 135 days prior to the date of such determination to (ii) Annualized EBITDA as of such date of determination; provided, however, that
               --------  -------



    (1) if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, the amount of Indebtedness outstanding at the end of such fiscal quarter shall be calculated after giving effect on a pro forma basis to the Incurrence of such Indebtedness as if such Indebtedness had been outstanding as of the end of such fiscal quarter and to the discharge of any other Indebtedness to the extent it was outstanding as of the end of such fiscal quarter and is to be repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such Indebtedness had been discharged as of the end of such fiscal quarter,

    (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness that was outstanding as of the end of such fiscal quarter or if any Indebtedness that was outstanding as of the end of such fiscal quarter is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio, the aggregate amount of Indebtedness outstanding as of the end of such fiscal quarter shall be calculated on a pro forma basis as if such discharge had occurred as of the end of such fiscal quarter and EBITDA shall be calculated as if the Company or such Restricted Subsidiary had not earned the interest income, if any, actually earned during the period of the most recent two consecutive fiscal quarters for which financial statements have been made publicly available but in no event ending more than 135 days prior to the date of such determination (the "Reference Period") in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,



    (3) if since the beginning of the Reference Period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for the Reference Period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for the Reference Period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for the Reference Period,



    (4) if since the beginning of the Reference Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all an operating unit of a business, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of the Reference Period,



    (5) if since the beginning of the Reference Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Reference Period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during the Reference Period, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of the Reference Period, and



    (6) the aggregate amount of Indebtedness outstanding at the end of such most recent fiscal quarter will be deemed to include the total principal amount of funds outstanding or available to be borrowed on the date of determination under any revolving credit or similar facilities of the Company or its Restricted Subsidiaries.



For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company.

          "Consolidated Net Income" means, for any period, the aggregate net income of the Company and its consolidated Subsidiaries for such period; provided, however, that the following shall not be included in such Consolidated
--------  -------
Net Income:



    (i) any net income (or loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below);



    (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;



    (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;



    (iv) the after-tax gain or loss realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and the after-tax gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;



   (v) extraordinary gains or losses; and



   (vi) the cumulative effect of a change in accounting principles.



Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any payments of interest, dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such interest, dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(D).

          "Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of: (i) minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;
(ii) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors; (iii) any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied; (iv) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (v) treasury stock; (vi) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and (vii) Investments in and assets of Unrestricted Subsidiaries.



          "Consolidated Net Worth" means, at any date of determination, the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company for which financial statements have been made publicly available but in no event ending more than 135 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such

Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.



          "Corporate Trust Office" means the Corporate Trust Office of the Trustee in The City of New York, New York at which at any particular time its corporate trust business shall be administered, which at the date of this instrument is at One State Street, New York, New York 10004.



          "Credit Agreement" means one or more term loans or revolving credit or working capital facilities (including any letter of credit subfacility) with one or more banks or other institutional lenders in favor of the Company or any Restricted Subsidiary.



          "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.



          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.



          "Designated Senior Indebtedness" means (i) the Senior Discount Notes and any Indebtedness Incurred pursuant to Section 4.03(b)(1) and (ii) any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.



          "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable or must be purchased, upon the occurrence of certain events or otherwise, by such Person at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that
                                                      --------  -------
any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if (x) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than those in Sections 4.06 and 4.09 and (y) any such requirement only becomes operative after compliance with such Sections, including the purchase of any Securities tendered pursuant thereto.



          "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net
Income: (a) Consolidated Interest Expense, (b) all income tax expense of the Company and its consolidated Restricted Subsidiaries, (c) depreciation expense of the Company and its consolidated Restricted Subsidiaries, (d) amortization expense of the Company and its consolidated Restricted

Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period) and (e) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), in each case for such period, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.



          "Equity Offering" means either (a) an underwritten primary public offering of common stock of Parent or the Company pursuant to an effective registration statement under the Securities Act or (b) a primary offering of Capital Stock (other than Disqualified Stock) of the Company to one or more Persons primarily engaged in a Related Business.



          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Date" means the first date on which Securities are authenticated and issued hereunder in exchange for shares of Exchangeable Preferred Stock.



          "Exchangeable Preferred Stock" means the Company's 13-3/4% Senior Cumulative Exchangeable Preferred Stock Due 2010.



          "Existing Restricted Subsidiary" means any Restricted Subsidiary in existence on the Issue Date and any Restricted Subsidiary formed after the Issue Date which thereafter conducts all or any portion of the Company's business pertaining to its Area 1 Franchise in Chicago, as in effect on the Issue Date.



          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.



          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for
--------  -------
collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.



          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.



          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.



          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a
            --------  -------
Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

          "Indebtedness" means, with respect to any Person on any date of determination (without duplication):



    (i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;



    (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;



    (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);



    (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);



    (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person (including any Restricted Subsidiary), the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);



    (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;



    (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair value of such property or assets or the amount of the obligation so secured, in each case as of the date of determination; and



    (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.



The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.



          "Indenture" means this Indenture as amended or supplemented from time to time.



          "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap, floor, collar or forward interest rate agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.



          "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 4.04, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such
                            --------  -------
Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion

(proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.



          "Issue Date" means the first date on which shares of Exchangeable Preferred Stock were issued pursuant to the Articles of Amendment to the Articles of Incorporation of the Company.



          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).



          "Market Assets" means assets used or useful in the ownership or operation of a Related Business, including any and all licenses, franchises and assets related thereto.



          "Market Swap" means the execution of a definitive agreement, subject only to governmental approval and other customary closing conditions, that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Market Assets between the Company or any of its Restricted Subsidiaries and another Person or group of Persons; provided that any amendment to or waiver of any closing condition which individually or in the aggregate is material to the Market Swap will be deemed to be a new Market Swap; provided, however, that the Market Assets to be sold by the Company
             --------  -------
or its Restricted Subsidiaries in connection with a Market Swap do not include assets used in or necessary for the ownership or operation of the Company's business pertaining to its Area 1 Franchise in Chicago; provided further,
                                                        ----------------
however, that the cash and other assets to be received by the Company or its
-------
Restricted Subsidiaries which do not constitute Market Assets do not constitute more than 15% of the total consideration to be received by the Company or its Restricted Subsidiaries in such Market Swap.



          "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition,
(ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

          "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the proceeds of such issuance or sale in the form of cash or cash equivalents including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in such form of cash or cash equivalents and the conversion of other property received when converted to such form of cash or cash equivalents, net of any and all issuance costs, including attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.



          "Officer" means the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.



          "Officers' Certificate" means a certificate signed by two Officers.



          "Opinion of Counsel" means a written opinion from

legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.



          "Parent" means any Person that owns directly or indirectly all the Voting Stock of the Company.

          "Permitted Holders" means Purnendu Chatterjee, JK&B Capital, L.P., JK&B Capital II, L.P., Farley, Inc., Boston Capital Ventures II, L.P., Glenn W. Milligan, Edward T. Joyce and each of their affiliates.



          "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a
--------  -------
Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
--------  -------
(iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided,
                                                                       --------
however, that such trade terms may include such concessionary trade terms as the
-------
Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) commissions, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Person to the extent such Investment represents either the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section
4.06 or the consideration not constituting Market Assets received in a Market Swap as permitted pursuant to

Section 4.10; and (ix) any Person principally engaged in a Related Business if
(a) the Company or a Restricted Subsidiary, after giving effect to such Investment, will own at least 20% of the Voting Stock of such Person and (b) the amount of such Investment, when taken together with the aggregate amount of all Investments made pursuant to this clause (ix) and then outstanding, does not exceed $10.0 million.



          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.



          "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated, whether voting or nonvoting) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.



          "principal" of a Security means the principal amount of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.



          "Qualified Preferred Stock" of a Restricted Subsidiary means a series of Preferred Stock of such Restricted Subsidiary which (i) has a fixed liquidation preference that is no greater in the aggregate than the sum of (x) the fair market value (as determined in good faith by the Board of Directors at the time of the issuance of such series of Preferred Stock) of the consideration received by such Restricted Subsidiary for the issuance of such series of Preferred Stock and (y) accrued and unpaid dividends to the date of liquidation, (ii) has a fixed annual dividend and has no right to share in any dividend or other distributions based on the financial or other similar performance of such Restricted Subsidiary and
(iii) does not entitle the holders thereof to vote in the election of directors, managers or trustees of such Restricted Subsidiary unless such Restricted Subsidiary has failed to pay dividends on such series of Preferred Stock for a period of at least 12 consecutive calendar months.



          "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.



          "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with Section 4.03, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such
                                     --------  -------
Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus accrued and unpaid interest, fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further,
            ----------------
however, that Refinancing Indebtedness shall not include (x) Indebtedness of a
-------
Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.



          "Registration Rights Agreement" means the Registration Rights Agreement dated as of February 2, 1998, among the Company and Credit Suisse First Boston Corporation, BancBoston Securities Inc. and BancAmerica Robertson Stephens.



          "Related Business" means the businesses of the Company and the Restricted Subsidiaries on the Issue Date and any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.



          "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness.



          "Restricted Payment" with respect to any Person means



    (i) the declaration or payment of any dividends or any other distributions of any sort (including any payment in connection with any merger or consolidation involving such Person) in respect of its Capital Stock held by Persons other than the Company or any Restricted Subsidiary or similar payment to the direct or indirect holders (other than the Company or a Restricted Subsidiary) of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)),



    (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock),



    (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase, redemption or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption or acquisition) or



   (iv) the making of any Investment (other than a Permitted Investment) in any Person.



          "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

          "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.



          "SEC" means the Securities and Exchange Commission.



          "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.



          "Securities" means the Securities issued under this Indenture.



          "Senior Discount Notes" means the Company's 12-1/4% Senior Discount Notes Due 2008.



          "Senior Discount Notes Indenture" means that Indenture, dated as of February 15, 1998, between the Company and State Street Bank and Trust Company, providing for the issuance of Senior Discount Notes.



          "Senior Indebtedness" means (i) Indebtedness of the Company, whether outstanding on the Issue Date or thereafter Incurred, and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the

Company to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Securities; provided, however, that Senior Indebtedness shall not
                           --------  -------
include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), or (4) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.



          "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.



          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).



          "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect.



          "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.



          "Temporary Cash Investments" means any of the following:



    (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,



    (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,

    (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above,



    (iv) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group,



    (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc., and



    (vi) investments in money-market funds (other than single-state funds) that make investments in instruments of the type described in clause (i)-(v) above in accordance with the regulations of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. 77aaa-
                                                          ------
77bbbb) as in effect on the date of this Indenture.



          "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.



          "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.



          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.



          "Units" means 50,000 units, each consisting of one share of the Company's 13-3/4% Senior Cumulative Exchangeable Preferred Stock Due 2010 and one warrant to purchase 8.7774 shares of the Company's common stock, no par value, at an exercise price of $.01 per share.



          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that
                                                        --------  -------
either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that
                                                       --------  -------
immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.



          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.



          "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.



          SECTION 1.02.  Other Definitions.
                         ------------------

                                                                     Defined in
                  Term                                                Section
                  ----                                                -------
"Affiliate Transaction"                                                4.07
"Appendix"                                                             2.01
"Bankruptcy Law"                                                       6.01
"Blockage Notice                                                      10.03
"Change of Control Offer"                                              4.09(b)
"covenant defeasance option"                                           8.01(b)
"Custodian"                                                            6.01
"Default Amount"                                                       6.02
"Event of Default"                                                     6.01
"Exchange Securities"                                                  recitals
"Initial Securities"                                                   recitals
"legal defeasance option"                                              8.01(b)


"Offer Amount"                                                         4.06(b)
"pay the Securities"                                                  10.03
"Offer Period"                                                         4.06(b)
"Paying Agent"                                                         2.03
"Payment Blockage Period"                                             10.03
"Private Exchange Securities"                                          recitals
"Purchase Date"                                                        4.06(b)
"Registrar"                                                            2.03
"Registration Default"                                                 2.04
"Successor Company"                                                    5.01

          SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.
                         --------------------------------------------------
This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:



          "Commission" means the SEC;



          "indenture securities" means the Securities;



          "indenture security holder" means a Securityholder;



          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and



          "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.



          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.



          SECTION 1.04.  Rules of Construction.  Unless the context otherwise
                         ----------------------
requires:



   (1) a term has the meaning assigned to it;



   (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;



   (3) "or" is not exclusive;



   (4) "including" means including without limitation;



   (5) words in the singular include the plural and words in the plural include the singular;

    (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;



    (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;



    (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;



    (9) all references to the date the Securities were originally issued shall refer to the date the Initial Securities were originally issued; and



    (10) whenever in this Indenture or the Securities it is provided that the principal amount or the principal amount at maturity with respect to a Security shall be paid, such provision shall be deemed to require (whether or not so expressly stated) the simultaneous payment of any accrued and unpaid interest to the date of payment on such Security payable pursuant to paragraph 1 of the Securities.

                                   ARTICLE II



                                 The Securities
                                 --------------



          SECTION 2.01.  Form and Dating.  Provisions relating to the Initial
                         ----------------
Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A attached hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities shall be printed, typewritten, lithographed or engraved or produced by any combination of those methods, all as determined by the officers of the Company executing the Securities, as evidenced by their execution thereof. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or
                           --------
endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A hereto are part of the terms of this Indenture.



          SECTION 2.02.  Execution and Authentication.  Two Officers shall sign
                         -----------------------------
the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.



          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.



          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.



          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.



          SECTION 2.03.  Registrar and Paying Agent.  The Company shall maintain
                         ---------------------------
an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange.
The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.



          The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.



          SECTION 2.04.  Paying Agent To Hold Money in Trust. Prior to each due
                         ------------------------------------
date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. If on any date on which principal of or interest on a Security is due the Company shall be required to pay additional interest resulting from a Registration Default (as defined in the Registration Rights Agreement), then the Company shall certify by an Officers' Certificate delivered to the Trustee as to the amount of such interest payable on each Security. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.



          SECTION 2.05.  Securityholder Lists.  The Trustee shall preserve in as
                         ---------------------
current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.



          SECTION 2.06.  Transfer and Exchange.  The Securities shall be issued
                         ----------------------
in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the Security is duly endorsed or accompanied by a written instrument of transfer, duly executed by the Holder thereof and the requirements of Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount at maturity of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this

Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.



          Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.



          All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.



          SECTION 2.07.  Replacement Securities.  If a mutilated Security is
                         -----------------------
surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the

Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.



          Every replacement Security is an additional obligation of the Company.



          SECTION 2.08.  Outstanding Securities.  Securities outstanding at any
                         -----------------------
time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.



          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.



          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.09.  Temporary Securities.  Until definitive Securities are
                         ---------------------
ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.



          SECTION 2.10.  Cancelation.  The Company at any time may deliver
                         ------------
Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation.



          SECTION 2.11.  Defaulted Interest.  If the Company defaults in a
                         -------------------
payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.12.  CUSIP Numbers.  The Company in issuing the Securities
                         ----------------
may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders;

provided, however, that any such notice may state that no representation is made
--------  -------
as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.



                                  ARTICLE III



                                   Redemption
                                   ----------



          SECTION 3.01.  Notices to Trustee.  If the Company elects to redeem
                         -------------------
Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.



          The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

          SECTION 3.02.  Selection of Securities To Be Redeemed. If fewer than
                         ---------------------------------------
all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of principal amount of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.



          SECTION 3.03.  Notice of Redemption.  At least 30 days but not more
                         ---------------------
than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.



          The notice shall identify the Securities to be redeemed and shall state:



   (1) the redemption date;



   (2) the redemption price;

   (3) the name and address of the Paying Agent;



    (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;



    (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed and if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that after the redemption date and upon surrender of such Security a new Security or Securities will be issued having a principal amount equal to the principal amount of the Security surrendered less the principal amount of the portion of the Security redeemed;



    (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and



    (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.



          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the

Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.



          SECTION 3.04.  Effect of Notice of Redemption.  Once notice of
                         -------------------------------
redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.



          SECTION 3.05.  Deposit of Redemption Price.  Prior to the redemption
                         ----------------------------
date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancelation.



          SECTION 3.06.  Securities Redeemed in Part.  Upon surrender of a
                         ----------------------------
Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV



                                   Covenants
                                   ---------



          SECTION 4.01.  Payment of Securities.  The Company shall promptly pay
                         ----------------------
the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on such date pursuant to the terms of this Indenture.



          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.



          SECTION 4.02.  SEC Reports.  Notwithstanding that the Company may not
                         ------------
be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and at any time that Securities are outstanding provide the Trustee and Noteholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections if it were subject thereto (unless the SEC will not accept such a filing, in which case the Company shall provide such documents to the Trustee). In addition, for so long as any of the Initial Securities or Private Exchange Securities are outstanding, the Company will make available to any prospective purchaser of the Initial Securities or Private Exchange Securities or beneficial owner thereof (upon written request to the Company) in connection with any sales thereof the information required by Rule 144A(d)(4) under the Securities Act.



          SECTION 4.03.  Limitation on Indebtedness.  (a)  The Company shall not
                         ---------------------------
Incur, and shall not permit any of its Restricted Subsidiaries to Incur, directly or indirectly, any Indebtedness, except that the Company may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Consolidated Leverage Ratio would be less than 6.0 to 1.0, for Indebtedness Incurred prior to or on December 31, 1999, and less than 5.0 to 1.0 for Indebtedness Incurred thereafter.



          (b) Notwithstanding Section 4.03(a), the Company and (except as specified below) any Restricted Subsidiary may Incur any or all of the following
Indebtedness:



    (1) Indebtedness Incurred pursuant to the Credit Agreement; provided,
                                                                --------
  however, that the aggregate amount of such Indebtedness, when taken together
  -------
  with all other Indebtedness Incurred pursuant to this clause (1) and then outstanding, does not exceed the remainder of (x) $50 million minus (y) the sum of all principal payments with respect to the permanent retirement of such Indebtedness pursuant to Section 4.06(a)(ii)(A);

    (2) Indebtedness owed to and held by the Company or a Restricted Subsidiary;

  provided, however, that any subsequent issuance or transfer of any Capital
  --------  -------
  Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;



    (3) the Securities, the Senior Discount Notes issued on the Issue Date and any Exchange Securities or Private Exchange Securities (as such terms are defined in the Senior Discount Notes Indenture);



    (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.03(b));



    (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to
  Section 4.03(a) or pursuant to clause (3), (4), (5), (7), (8) or (11) of this
  Section 4.03(b); provided, however, that to the extent such Refinancing
                   --------  -------
  Indebtedness directly or indirectly Refinances Indebtedness of a Restricted Subsidiary described in such clause (11), such Refinancing Indebtedness shall be Incurred only by such Restricted Subsidiary;



    (6) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to Section 4.03(a) or (b);

    (7) Indebtedness, including Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company, Incurred to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) to acquire equipment, inventory or network assets (including real estate) (including acquisitions by way of capital lease and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or networks assets so acquired) by the Company or a Restricted Subsidiary after the Issue Date for use in a Related Business;



    (8) Indebtedness of the Company in an amount which, when taken together with the amount of Indebtedness Incurred pursuant to this clause (8) and then outstanding, does not exceed two times the Net Cash Proceeds received by the Company after the Issue Date as a capital contribution from, or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to, a Person that is not a Subsidiary of the Company, to the extent such Net Cash Proceeds have not been used pursuant to Section 4.04(a)(3)(B) or Section 4.04(b)(i) to make a Restricted Payment; provided, however, that such
                                           --------  -------
  Indebtedness does not mature prior to the Stated Maturity of the Securities and has an Average Life longer than the Average Life of the Securities;



    (9) Indebtedness in respect of performance, surety or appeal bonds or similar obligations, in each case Incurred in the ordinary course of business of the Company and its Restricted Subsidiaries and Indebtedness due and owing to governmental entities in connection with any licenses and franchises issued by a governmental entity and necessary or desirable to conduct a Related Business;



    (10) Guarantees of the Securities issued by any Restricted Subsidiary;



    (11) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the
                                              --------  -------
  date of such acquisition and after giving effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to
  Section 4.03(a); and



    (12) Indebtedness Incurred in an aggregate amount which, when taken together with the aggregate amount of all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (11) of this Section 4.03 or
  Section 4.03(a)) does not exceed the greater of (a) $10 million and (b) an amount equal to 5% of the Company's Consolidated Net Tangible Assets as of such date.



          (c) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such

Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations.



          (d)  For purposes of determining compliance with this Section 4.03,
(i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.03(a) or (b), the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described in Section 4.03(a) or
(b).



          (e) For the purposes of determining the amount of Indebtedness outstanding at any time, Guarantees with respect to Indebtedness otherwise included in the determination of such amount shall not be included.



          (f) Notwithstanding Section 4.03(a) or 4.03(b), the Company shall not Incur any Secured Indebtedness that is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.



          SECTION 4.04.  Limitation on Restricted Payments.  (a)  The Company
                         ----------------------------------
shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to

Section 4.03(a); or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount of any Restricted Payment, if other than in cash, to be determined in good faith by the Board of Directors and to be evidenced by a resolution of such Board set forth in an Officer's Certificate delivered to the Trustee) since the Issue Date would exceed the sum of, without duplication:



    (A) the remainder of (x) cumulative EBITDA during the period (taken as a single accounting period) beginning on the first day of the fiscal quarter of the Company beginning after the Issue Date and ending on the last day of the most recent fiscal quarter for which financial statements have been made publicly available but in no event ending more than 135 days prior to the date of such determination minus (y) the product of 1.5 times cumulative Consolidated Interest Expense during such period;



    (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees);



    (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); and



    (D) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of interest, dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and
  (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the
              --------  -------
  case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary.



          (b)  The provisions of Section 4.04(a) shall not prohibit:



    (i) any acquisition of any Capital Stock of the Company or any Restricted Subsidiary or any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made out of the proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however, that (A)
                                                    --------  -------
  such acquisition of Capital Stock or of Subordinated Obligations shall be excluded in the calculation of the amount of Restricted Payments pursuant to
  Section 4.04(a)(3) and (B) the Net

  Cash Proceeds from such sale shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);



    (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations in whole or in part (including premium, if any, and accrued and unpaid interest) made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to
  Section 4.03; provided, however, that such purchase, repurchase, redemption,
                --------  -------
  defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.04(a)(3);



    (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this
  Section 4.04; provided, however, that at the time of payment of such dividend,
                --------  -------
  no other Default shall have occurred and be continuing (or result therefrom);

  provided further, however, that such dividend shall be included in the
  ----------------  -------
  calculation of the amount of Restricted Payments pursuant to Section
  4.04(a)(3);



    (iv) the purchase, redemption, retirement, repurchase or other acquisition of shares of, or options to purchase shares of, Capital Stock (other than Disqualified Stock) of the Company or Capital Stock (other than Preferred Stock) of any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors including their estates or beneficiaries under their estates), (a) upon their death, disability, retirement or termination of employment or (b) otherwise pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals received such Capital Stock; provided, however, that the aggregate
                                           --------  -------
  amount of consideration paid for such purchases, redemptions, retirements, repurchases and other acquisitions made pursuant to this clause (iv) shall not exceed $500,000 in any calendar year; provided further, however, that such
                                        ----------------  -------
  purchases, redemptions, retirements, repurchases and other acquisitions pursuant to this clause (iv) shall be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.04(a)(3);



    (v) any purchase or redemption of Subordinated Obligations in whole or in part (including premium, if any, and accrued and unpaid interest) from Net Available Cash to the extent permitted by Section 4.06; provided, however,
                                                          --------  -------
  that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.04(a)(3);



    (vi) the purchase, redemption, acquisition, cancelation or other retirement for value of shares of Capital Stock of the Company or any of its Restricted Subsidiaries to the extent necessary, as determined in good faith by a majority of the disinterested members of the Board of Directors, to prevent the loss or to secure the renewal or reinstatement of any license or franchise held by the Company or any Restricted Subsidiary from any governmental entity; provided, however, that such purchase or redemption shall be included in the
  --------  -------
  calculation of the amount of Restricted Payments pursuant to Section
  4.04(a)(3);

    (vii) any purchase or redemption of Subordinated Obligations or Preferred Stock following a Change of Control pursuant to an obligation in the instruments governing such Subordinated Obligations or Preferred Stock to purchase or redeem such Subordinated Obligations or Preferred Stock as a result of such Change of Control; provided, however, that no such purchase or
                                    --------  -------
  redemption shall be permitted until the Company has completely discharged its obligations described under Section 4.09 (including the purchase of all Securities tendered for purchase by holders) arising as a result of such Change of Control; provided further, however, that such purchase or redemption
                     ----------------  -------
  shall be included in the calculation of the amount of Restricted Payments pursuant to Section 4.04(a)(3); or



    (viii) cash dividends paid after February 15, 2003 in respect of the Exchangeable Preferred Stock in an aggregate amount in any twelve month period not to exceed 13-3/4% of the aggregate liquidation preference outstanding at the beginning of such twelve month period; provided, however, that at the time
                                             --------  -------
  of payment of any such dividends, no Default shall have occurred and be continuing; provided further, however, that all such dividends shall be
              ----------------  -------
  included in the calculation of the amount of Restricted Payments pursuant to
  Section 4.04(a)(3).



          SECTION 4.05.  Limitation on Restrictions on Distributions from
                         ------------------------------------------------
Restricted Subsidiaries.  The Company shall not, and shall not permit any
------------------------
Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary, (b) pay any Indebtedness owed to the Company, (c) make any loans or advances to the

Company or (d) transfer any of its property or assets to the Company, except:



    (i) any encumbrance or restriction pursuant to the Senior Discount Notes Indenture, this Indenture, the Exchangeable Preferred Stock or any other agreement in effect at or entered into on the Issue Date;



    (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;



    (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement or instrument referred to in clause (i) or (ii) of this Section 4.05 or this clause (iii) or contained in any amendment to an agreement or instrument referred to in clause
  (i) or (ii) of this Section 4.05 or this clause (iii); provided, however, that
                                                         --------  -------
  the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

    (iv) any such encumbrance or restriction consisting of customary non-assignment or anti-alienation provisions in (a) leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder or subletting and (b) licenses or franchises to the extent such provisions restrict the transfer of the license or franchise;



    (v) in the case of clause (d) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;



    (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and



    (vii) any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was Incurred if the Board of Directors determines in good faith that any such encumbrance or restriction will not materially affect the Company's ability to pay principal or interest on the Securities when due and such encumbrance or restriction by its terms expressly permits such Restricted Subsidiary, (A) in the absence of a payment default in respect of such Indebtedness or other agreement, to make cash payments to the Company (in any form) sufficient to pay when due all amounts of principal and interest on the Securities and (B) following the occurrence and during the continuance of a payment default in respect of such Indebtedness or other agreement, to resume making cash payments to the Company (in any form) sufficient to pay when due all amounts of principal and interest on the Securities upon the earlier of the cure of such payment default and the lapse of 179 consecutive days following the date when such encumbrance or restriction became operative to prohibit or limit such Restricted Subsidiary from making such payments to the Company; provided, however, that no Restricted Subsidiary shall be
               --------  -------
  affected by the operation of any such encumbrances or restrictions following the occurrence of a payment default on more than one occasion in any consecutive 360-day period.



          SECTION 4.06.  Limitation on Sales of Assets and Subsidiary Stock.
                         ---------------------------------------------------
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition and at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents and (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)



    (A) first, to the extent the Company elects in its sole discretion (or is
        -----
  required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Indebtedness (other than any Disqualified Stock) of the Company or of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

    (B) second, to the extent of the balance of such Net Available Cash after
        ------
  application in accordance with clause (A) of this Section 4.06(a), to the extent the Company elects in its sole discretion, to acquire Additional Assets within one year after the receipt of such Net Available Cash;



    (C) third, to the extent of the balance of such Net Available Cash after
        -----
  application in accordance with clauses (A) and (B) of this Section 4.06(a), to make an offer to the holders of the Securities to purchase Securities pursuant to and subject to the conditions contained in Section 4.06(b); and



    (D) fourth, to the extent of the balance of such Net Available Cash after
        ------
  application in accordance with clauses (A), (B) and (C) of this Section 4.06(a), for the general corporate and working capital purposes of the Company and its Restricted Subsidiaries;



provided, however, that in connection with any prepayment, repayment or purchase
--------  -------
of Indebtedness pursuant to clause (A) or (C) of this Section 4.06(a), the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section 4.06(a), the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions occurring after the Issue Date which are not applied in accordance with this Section 4.06(a) (or with Section 11D(a) of the terms of the Exchangeable Preferred

Stock) exceeds $5 million. Pending application of Net Available Cash pursuant to this Section 4.06, such Net Available Cash shall be invested in Permitted Investments.



          For the purposes of this Section 4.06, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash; and (z) Temporary Cash Investments.



          (b) In the event of an Asset Disposition that requires the purchase of the Securities pursuant to Section 4.06(a)(ii)(C), the Company will be required to purchase Securities tendered pursuant to an offer by the Company for the Securities at a purchase price of 100% of their principal amount (in the case of Securities) plus accrued but unpaid interest to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(c). If the aggregate purchase price of Securities tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, the Company will be required to apply the remaining Net Available Cash in accordance with Section 4.06(a)(ii)(D). The Company shall not be required to make such an offer to purchase Securities pursuant to this Section 4.06 if the Net Available Cash available therefor is less than $5.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

          (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).



          (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made, (iii) the principal amount of a Security on the Purchase Date and (iv) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.



          (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by holders thereof exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.



          (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.




          (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue thereof.



          SECTION 4.07.  Limitation on Affiliate Transactions. (a)  The Company
                         -------------------------------------
shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, license, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an

Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $1.0 million, (i) are set forth in writing and (ii) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and (3) if such Affiliate Transaction involves an amount in excess of $5.0 million, have been determined by a nationally recognized investment banking firm or other qualified appraiser under the relevant circumstances to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.



          (b) The provisions of Section 4.07(a) shall not prohibit (i) any Permitted Investment or any Restricted Payment permitted to be paid pursuant to
Section 4.04, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $500,000 in the aggregate outstanding at any one time, (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries;

provided, however, that no beneficial owner (as defined in Rule 13d-1 and 13d-5
--------  -------
of the Exchange Act) of 5% or more of the Capital Stock of the Company holds, directly or indirectly, any Investments in any such Restricted Subsidiary (other than indirectly through the Company), (vii) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company and (viii) any transaction pursuant to an agreement or arrangement in effect on the Issue Date.

          SECTION 4.08.  Limitation on the Sale or Issuance of Capital Stock of
                         ------------------------------------------------------
Certain Restricted Subsidiaries.  The Company shall not sell or otherwise
--------------------------------
dispose of any Capital Stock (other than Qualified Preferred Stock) of an Existing Restricted Subsidiary, and shall not permit any Existing Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock (other than Qualified Preferred Stock), except (i) to the Company or a Wholly Owned Subsidiary, (ii) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary, (iii) if, immediately after giving effect to such issuance, sale or other disposition, such Existing Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 4.04 if made on the date of such issuance, sale or other disposition, (iv) to directors of directors' qualifying shares of common stock of any Restricted Subsidiary, to the extent mandated by applicable law, or (v) the issuance or sale of Capital Stock of a Restricted Subsidiary that has a class of equity security registered under Section 12 of the Exchange Act pursuant to an employee stock option plan approved by the Board of Directors.



          SECTION 4.09.  Change of Control.  (a)  Upon the occurrence of a
                         ------------------
Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.09(b).

          (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:



    (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);



    (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control);



    (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and



    (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.



          (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.



          (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Trustee for cancelation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto. Upon surrender of a Security that is repurchased under this Section in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof (at the Company's expense) a new Security having a principal amount equal to the principal amount of the Security surrendered less the portion of the principal amount of the Security purchased.



          (e) Notwithstanding the foregoing provisions of this Section, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.



          (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.



          SECTION 4.10.  Limitation on Market Swaps.  The Company will not, and
                         ---------------------------
will not permit any Restricted Subsidiary to, engage in any Market Swaps, unless:



    (i) at the time of entering into the agreement to swap markets and immediately after giving effect to the proposed Market Swap, no Default shall have occurred and be continuing;



    (ii) the respective fair market values of the markets and other assets (to be determined in good faith by the Board of Directors and to be evidenced by a resolution of such Board set forth in an Officer's Certificate delivered to the Trustee) being purchased and sold by the Company or any of its Restricted Subsidiaries are substantially the same at the time of entering into the agreement to swap markets; and



    (iii) the cash payments, if any, received by the Company or such Restricted Subsidiary in connection with such Market Swap are treated as Net Available Cash received from an Asset Disposition.

          SECTION 4.11.  Limitation on Lines of Business.  The Company shall
                         --------------------------------
not, and shall not permit any Restricted Subsidiary to, engage in any trade or business other than a Related Business.



          SECTION 4.12.  Compliance Certificate.  The Company shall deliver to
                         -----------------------
the Trustee within 120 days after the end of each fiscal year of the Company in which Securities are outstanding an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA . 314(a)(4).



          SECTION 4.13.  Further Instruments and Acts.  Upon request of the
                         -----------------------------
Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture. The right of the Trustee to make any such request shall be permissive and shall in no event be construed as a duty of the Trustee.

                                   ARTICLE IV


                               Successor Company
                               -----------------



          SECTION 5.01.  When Company May Merge or Transfer Assets.  The Company
                         ------------------------------------------
shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:



    (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;



    (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing,



    (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to
  Section 4.03(a);



    (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;

    (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and



    (vi) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.



          The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities.

                                                                              94
                                   ARTICLE VI



                             Defaults and Remedies
                             ---------------------



          SECTION 6.01.  Events of Default.  An "Event of Default" occurs if:
                         ------------------



    (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article X, and such default continues for a period of 30 days;



    (2) the Company (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment shall be prohibited by Article X, or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities, whether or not such redemption or purchase shall be prohibited by
  Article X;



    (3) the Company fails to comply with Section 5.01;



    (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 or 4.11, (other than a failure to purchase Securities when required under Section 4.06 or 4.09) and such failure continues for 30 days after the notice specified below;



    (5) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

    (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million, or its foreign currency equivalent at the time and such non-payment continues, or such acceleration is not rescinded, for 10 days after the notice specified below;



    (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:



          (A) commences a voluntary case;



          (B) consents to the entry of an order for relief against it in an involuntary case;



          (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or



          (D) makes a general assignment for the benefit of its creditors;



  or takes any comparable action under any foreign laws relating to insolvency;

   (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:



          (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;



          (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or



          (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;



  or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or



    (9) any judgment or decree for the payment of money in excess of $10.0 million or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below.



          The foregoing will constitute Events of Default what ever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.



          The term "Bankruptcy Law" means Title 11, United States Code, or any
                                                    ------------------
similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.



          A Default under clauses (4), (5), (6) or (9) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".



          The Company shall deliver to the Trustee, within 30 days after the Company becomes aware of the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5), (6) or
(9), its status and what action the Company is taking or proposes to take with respect thereto.



          The Trustee shall not be deemed to have knowledge of a Default hereunder unless a Trust Officer administering this Indenture has actual knowledge thereof or the Company has delivered written notice thereof in accordance with this Indenture.

          SECTION 6.02.  Acceleration.  If an Event of Default (other than an
                         -------------
Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal amount of and accrued but unpaid interest (if any) on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs and is continuing, the principal amount and interest on all the Securities shall ipso facto become and be immediately due and payable without
                 ---- -----
any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.



          SECTION 6.03.  Other Remedies.  If an Event of Default occurs and is
                         ---------------
continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.



          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.



          SECTION 6.04.  Waiver of Past Defaults.  The Holders of a majority in
                         ------------------------
principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security, (ii) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or
(iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.



          SECTION 6.05.  Control by Majority.  The Holders of a majority in
                         --------------------
principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed
           --------  -------
proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.



          SECTION 6.06.  Limitation on Suits.  Except to enforce the right to
                         --------------------
receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:



    (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;



    (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;



    (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;



    (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and



    (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.



          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.



          SECTION 6.07.  Rights of Holders to Receive Payment. Notwithstanding
                         -------------------------------------
any other provision of this Indenture,
the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.



          SECTION 6.08.  Collection Suit by Trustee.  If an Event of Default
                         ---------------------------
specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid principal and interest to the extent lawful) and the amounts provided for in Section 7.07.



          SECTION 6.09.  Trustee May File Proofs of Claim.  The Trustee may file
                         ---------------------------------
such proofs of claim and other papers or documents and take such actions as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.



          SECTION 6.10.  Priorities.  If the Trustee collects any money or
                         -----------
property pursuant to this Article VI, it shall pay out the money or property in the following order:

   FIRST:  to the Trustee for amounts due under Section 7.07;



   SECOND: to holders of Senior Indebtedness of the Company to the extent required by Article X;



    THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and



   FOURTH:  to the Company.



          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.



          SECTION 6.11.  Undertaking for Costs.  In any suit for the enforcement
                         ----------------------
of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.



          SECTION 6.12.  Waiver of Stay or Extension Laws.  The Company (to the
                         ---------------------------------
extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.



                                  ARTICLE VII



                                    Trustee
                                    -------



          SECTION 7.01.  Duties of Trustee.  (a)  If an Event of Default has
                         ------------------
occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b)  Except during the continuance of an Event of Default:



    (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and



    (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.



          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:



   (1) this paragraph does not limit the effect of paragraph (b) of this Section;



    (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

    (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.



          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.



          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.



          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.



          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.



          (h) The Trustee shall have no duty to inquire as to the performance of any of the covenants of the Company contained in this Indenture. The Trustee shall not be charged with notice or knowledge of any event or matter the occurrence of which would require it to take action or omit to take action hereunder unless such event or matter is actually known to a Trust Officer of the Trustee or unless written notice thereof delivered in accordance with this Indenture (making reference to this Indenture or the Securities) has been received by the Trustee at its Corporate Trust Office.



          (i) Unless otherwise expressly provided herein, the Trustee shall not have any responsibility with respect to reports, notices, certificates or other documents filed with it hereunder except to make them available for inspection, at reasonable times, by the Holders.



          SECTION 7.02.  Rights of Trustee.  (a)  The Trustee may rely on any
                         ------------------
document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.



          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.



          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney agent appointed with due care.



          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers;

provided, however, that the Trustee's conduct does not constitute wilful
---------  -------
misconduct or negligence.



          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it here under in good faith and in accordance with the advice or opinion of such counsel.



          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have furnished to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.



          SECTION 7.03.  Individual Rights of Trustee.  The Trustee in its
                         -----------------------------
individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.



          SECTION 7.04.  Trustee's Disclaimer.  The Trustee shall not be
                         ---------------------
responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any certificate delivered pursuant thereto or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.



          SECTION 7.05.  Notice of Defaults.  If a Default occurs and is
                         -------------------
continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.



          SECTION 7.06.  Reports by Trustee to Holders.  To the extent required
                         ------------------------------
by the TIA as promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA . 313(a). The Trustee also shall comply with TIA . 313(b).



          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.



          SECTION 7.07.  Compensation and Indemnity.  The Company shall pay to
                         ---------------------------
the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee, its officers, directors and employees against any and all loss, liability or expense (including attorneys' fees) incurred by it, arising out of or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in respect thereof. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.



          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.



          When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          The Company's obligations pursuant to this Section shall survive the discharge of this Indenture.



          SECTION 7.08.  Replacement of Trustee.  The Trustee may resign at any
                         -----------------------
time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:



   (1) the Trustee fails to comply with Section 7.10;



   (2) the Trustee is adjudged bankrupt or insolvent;



   (3) a receiver or other public officer takes charge of the Trustee or its property; or



   (4) the Trustee otherwise becomes incapable of acting.



          If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.



          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.



          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.



          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.



          SECTION 7.09.  Successor Trustee by Merger.  If the Trustee
                         ----------------------------
consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.



          SECTION 7.10.  Eligibility; Disqualification.  The Trustee shall at
                         ------------------------------
all times satisfy the requirements of TIA . 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
 . 310(b); provided, however, that there shall be excluded from the operation of
          --------  -------
TIA . 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are out standing if the requirements for such exclusion set forth in TIA . 310(b)(1) are met.



          SECTION 7.11.  Preferential Collection of Claims Against Company.  The
                         --------------------------------------------------
Trustee shall comply with TIA . 311(a), excluding any creditor relationship listed in TIA . 311(b). A Trustee who has resigned or been removed shall be subject to TIA . 311(a) to the extent indicated.

                                  ARTICLE VIII



                       Discharge of Indenture; Defeasance
                       ----------------------------------



          SECTION 8.01.  Discharge of Liability on Securities; Defeasance.  (a)
                         -------------------------------------------------
When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.



          (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 and 4.11 and the operation of Sections
6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections
6.01(7) and (8), with respect only to Significant Subsidiaries) and the limitations contained in Sections 5.01(iii) and (iv) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.



          If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of
Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(iii) or (iv).



          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in a writing prepared by the Company and reasonably satisfactory to the Trustee the discharge of those obligations that the Company terminates.



          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in
this Article VIII shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.



          SECTION 8.02.  Conditions to Defeasance.  The Company may exercise its
                         -------------------------
legal defeasance option or its covenant defeasance option only if:

    (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;



    (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;



    (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;



    (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article X;



    (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;



    (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of

  Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;



    (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and



    (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.



          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

          SECTION 8.03.  Application of Trust Money.  The Trustee shall hold in
                         ---------------------------
trust money or U.S. Government Obligations deposited with it pursuant to this
Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this
Indenture to the payment of principal of and interest on the Securities.   Money
and securities so held in trust are not subject to Article X.



          SECTION 8.04.  Repayment to Company.  The Trustee and the Paying Agent
                         ---------------------
shall promptly turn over to the Company upon request any excess money or securities held by them at any time.



          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.



          SECTION 8.05.  Indemnity for Government Obligations. The Company shall
                         -------------------------------------
pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.



          SECTION 8.06.  Reinstatement.  If the Trustee or Paying Agent is
                         --------------
unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided,
                                                                  ---------
however, that, if the Company has made any payment of interest on or principal
-------
of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.



                                   ARTICLE IX



                                   Amendments
                                   ----------



          SECTION 9.01.  Without Consent of Holders.  The Company and the
                         ---------------------------
Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:



   (1) to cure any ambiguity, omission, defect or inconsistency;



   (2) to comply with Article V;



   (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

  provided, however, that the uncertificated Securities are issued in
  --------  -------
  registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;



    (4) to add guarantees with respect to the Securities or to secure the Securities;



    (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;



    (6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;



    (7) to make any change in Article X that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article X; or



    (8) to make any change that does not adversely affect the rights of any Securityholder.



          An amendment under this Section may not make any change that adversely affects the rights under Article X of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or

Representative thereof authorized to give a consent) consent to such change.



          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.



          SECTION 9.02.  With Consent of Holders.  The Company and the Trustee
                         ------------------------
may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:



   (1) reduce the principal amount of Securities whose Holders must consent to an amendment;



   (2) reduce the rate of or extend the time for payment of interest on any Security;



   (3) reduce the principal of or extend the Stated Maturity of any Security;

    (4) reduce the amount payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article III;



    (5) make any Security payable in money other than that stated in the Security;



    (6) make any change in Article X that adversely affects the rights of any Securityholder under Article X; or



    (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section.



          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.



          An amendment under this Section may not make any change that adversely affects the rights under Article X of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.



          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.



          SECTION 9.03.  Compliance with Trust Indenture Act. Every amendment to
                         ------------------------------------
this Indenture or the Securities shall comply with the TIA as then in effect.



          SECTION 9.04.  Revocation and Effect of Consents and Waivers.  A
                         ----------------------------------------------
consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.
An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.



          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.05.  Notation on or Exchange of Securities. If an amendment
                         --------------------------------------
changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.



          SECTION 9.06.  Trustee To Sign Amendments.  The Trustee shall sign any
                         ---------------------------
amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permit ted by this Indenture.



          SECTION 9.07.  Payment for Consent.  Neither the Company nor any
                         --------------------
Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE X



                                 Subordination
                                 -------------



          SECTION 10.01.  Agreement To Subordinate.  The Company agrees, and
                          -------------------------
each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. All provisions of this Article X shall be subject to Section 10.12.



          SECTION 10.02.  Liquidation, Dissolution, Bankruptcy. Upon any payment
                          -------------------------------------
or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:



    (1) holders of Senior Indebtedness shall be entitled to receive payment in full of such Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal of or interest on the Securities; and



    (2) until such Senior Indebtedness is paid in full, any payment or distribution to which Securityholders would be entitled but for this Article X shall be made to holders of such Senior Indebtedness as their interests may appear, except that Securityholders may receive shares of stock and any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Securities.



          SECTION 10.03.  Default on Senior Indebtedness.  The Company may not
                          -------------------------------
pay the principal of or interest on the Securities or make any deposit pursuant to Section 8.01 and may not repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (i) any Designated Senior Indebtedness is not paid when due or (ii) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full; provided, however,
                                                           --------  -------
that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of such Designated Senior Indebtedness. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing) or (iii) because such Designated Senior Indebtedness has been repaid in full. Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Securities after termination of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.



          SECTION 10.04.  Acceleration of Payment of Securities. If payment of
                          --------------------------------------
the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration.



          SECTION 10.05.  When Distribution Must Be Paid Over. If a distribution
                          ------------------------------------
is made to Securityholders that because of this Article X should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.



          SECTION 10.06.  Subrogation.  After all Senior Indebtedness is paid in
                          ------------
full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article X to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and

Securityholders, a payment by the Company on such Senior Indebtedness.



          SECTION 10.07.  Relative Rights.  This Article X defines the relative
                          ----------------
rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:



    (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or



    (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.



          SECTION 10.08.  Subordination May Not Be Impaired by Company.  No
                          ---------------------------------------------
right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.



          SECTION 10.09.  Rights of Trustee and Paying Agent. Notwithstanding
                          -----------------------------------
Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article X. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if
                                                   --------  -------
an issue of Senior Indebtedness has a Representative, only the Representative may give the notice.



          The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article X with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.



          SECTION 10.10.  Distribution or Notice to Representative.  Whenever a
                          -----------------------------------------
distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).



          SECTION 10.11.  Article X Not To Prevent Events of Default or Limit
                          ---------------------------------------------------
Right To Accelerate.  The failure to make a payment pursuant to the Securities
--------------------
by reason of any provision in this Article X shall not be construed as pre venting the occurrence of a Default. Nothing in this Article X shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

          SECTION 10.12.  Trust Moneys Not Subordinated. Notwithstanding
                          ------------------------------
anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article X, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any other creditor of the Company.



          SECTION 10.13.  Trustee Entitled To Rely.  Upon any payment or
                          -------------------------
distribution pursuant to this Article X, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section
10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Security holders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.



          SECTION 10.14.  Trustee To Effectuate Subordination. Each
                          ------------------------------------
Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.



          SECTION 10.15.  Trustee Not Fiduciary for Holders  of Senior
                          --------------------------------------------
Indebtedness.  The Trustee shall not be deemed to owe any fiduciary duty to the
-------------
holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article X or otherwise.



          SECTION 10.16.  Reliance by Holders of Senior Indebtedness on
                          ---------------------------------------------
Subordination Provisions.  Each Securityholder by accepting a Security
-------------------------
acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.


                                   ARTICLE XI



                                 Miscellaneous
                                 -------------



          SECTION 11.01.  Trust Indenture Act Controls.  If any provision of
                          -----------------------------
this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.



          SECTION 11.02.  Notices.  Any notice or communication shall be in
                          --------
writing and delivered in by hand or overnight courier service, mailed (except as otherwise provided herein) by certified or registered mail or sent by telecopy, as follows:



          if to the Company:



          21st Century Telecom Group, Inc.

          350 North Orleans, Suite 600

          Chicago, IL 60654

          Attention of:  Chief Financial Officer

          Telecopy:  (312) 470-2111



          with a copy to:



          Piper & Marbury LLP

          1200 Nineteenth Street, N.W.

          Washington, D.C. 20036-2430

          Attention:  Edwin M. Martin, Jr.

          Telecopy:  (202) 223-2085



          if to the Trustee:



          IBJ Schroder Bank & Trust Company

          One State Street

          New York, NY 10004

          Attention: Corporate Trust Administration

          Telecopy: (212) 858-2952



All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.02 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 11.02.



          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.



          Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.



          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.



          SECTION 11.03.  Communication by Holders with Other Holders.
                          --------------------------------------------
Securityholders may communicate pursuant to TIA . 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA . 312(c).

          SECTION 11.04.  Certificate and Opinion as to Conditions Precedent.
                          ---------------------------------------------------
Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:



    (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and



    (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.



          SECTION 11.05.  Statements Required in Certificate or Opinion.  Each
                          ----------------------------------------------
certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:



    (1) a statement that the individual making such certificate or opinion has read such covenant or condition;



    (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

    (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and



    (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.



          SECTION 11.06.  When Securities Disregarded.  In determining whether
                          ----------------------------
the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the fore going, only Securities outstanding at the time shall be considered in any such determination.



          SECTION 11.07.  Rules by Trustee, Paying Agent and Registrar.  The
                          ---------------------------------------------
Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.



          SECTION 11.08.  Legal Holidays.  If a payment date is not a Business
                          ---------------
Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.



          SECTION 11.09.  Governing Law.  This Indenture and the Securities
                          --------------
shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.



          SECTION 11.10.  No Recourse Against Others.  A director, officer,
                          ---------------------------
employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.



          SECTION 11.11.  Successors.  All agreements of the Company in this
                          -----------
Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.



          SECTION 11.12.  Multiple Originals.  The parties may sign any number
                          -------------------
of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 11.13.  Table of Contents; Headings.  The table of contents,
                          ----------------------------
cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.



          SECTION 11.14.  Date of Indenture.  The date of this Indenture, as set
                          ------------------
forth on the first page hereof, is for identification purposes only. This Indenture shall be effective on and as of February 9, 1998.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.



                         21ST CENTURY TELECOM GROUP, INC.,



                         by

                             ________________________
                             Name:

                             Title:



                         IBJ SCHRODER BANK & TRUST COMPANY, AS TRUSTEE



                         by

                             ________________________
                             Name:

                             Title:

                                                 RULE 144A/REGULATION S APPENDIX

  FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A AND TO
     CERTAIN PERSONS IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S.



                   PROVISIONS RELATING TO INITIAL SECURITIES,
                   ------------------------------------------

                          PRIVATE EXCHANGE SECURITIES
                          ---------------------------

                            AND EXCHANGE SECURITIES
                            -----------------------



1. Definitions
   -----------



          1.1  Definitions
               -----------



          For the purposes of this Appendix the following terms shall have the meanings indicated below:



          "Depository" means The Depository Trust Company, its nominees and their respective successors.



          "Exchange Securities" means the 13-3/4% Subordinated Exchange Debentures Due 2010 to be issued pursuant to this Indenture.

          "Initial Purchasers" means Credit Suisse First Boston Corporation, BancAmerica Robertson Stephens and BancBoston Securities Inc.



          "Initial Securities" means the 13-3/4% Subordinated Exchange Debentures Due 2010, issued from time to time under this Indenture.



          "Private Exchange" means the offer by the Company pursuant to the Registration Rights Agreement to the Initial Purchasers.



          "Private Exchange Securities" means the 13-3/4% Subordinated Exchange Debentures Due 2010 to be issued pursuant to this Indenture.



          "Purchase Agreement" means the Purchase Agreement dated February 2, 1998, between the Company and the Initial Purchasers.



          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.



          "Registered Exchange Offer" means an offer by the Company, pursuant to the Registration Rights Agreement.

          "Registration Rights Agreement" means the Registration Rights Agreement dated February 2, 1998, between the Company and the Initial Purchasers.



          "Securities" means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.



          "Securities Act" means the Securities Act of 1933.



          "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.



          "Shelf Registration Statement" means the registration statement issued by the Company, in connection with the offer and sale of Initial Securities or Private Exchange Securities, pursuant to a Registration Rights Agreement.



          "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.3(b)hereto.

          1.2  Other Definitions
               -----------------


                                                                    Defined in

          Term                                                       Section:
          ----                                                       -------


                                                           "Agent Members"2.1(b)

                                                         "Global Security"2.1(a)

                                                            "Regulation S"2.1(a)

                                                               "Rule 144A"2.1(a)


2. The Securities
   --------------



          2.1  Form; Securities Issued on Exchange Date.
               -----------------------------------------



          The Securities shall be issued and authenticated initially on the Exchange Date in exchange for shares of the Company's Exchangeable Preferred Stock. If, prior to the Exchange Date, the Company has consummated the Registered Exchange Offer (and, if applicable, a Private Exchange) in respect of the Exchangeable Preferred Stock, then on the Exchange Date the Company shall cause to be issued and authenticated under this Indenture (i) Exchange Securities in exchange for shares of Exchangeable Preferred Stock received in the Registered Exchange Offer and (ii) Private Exchange Securities in exchange for shares of Exchangeable Preferred Stock received in the Private Exchange.
If, prior to the Exchange Date, the Company has not consummated the Registered Exchange Offer, then on the Exchange Date the Company shall cause to be issued and authenticated under this Indenture Initial Securities in exchange for shares of Exchangeable Preferred Stock.

    (a)  Global Securities.  Initial Securities issued on the Exchange Date in
         ------------------
  exchange for shares of the Company's Exchangeable Preferred Stock held by a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S") shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each, a Global Security"), which shall be deposited on behalf of the holders thereof represented thereby with the Trustee, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as such custodian, and the Depository or its nominee as hereinafter provided.



    (b)  Book-Entry Provisions.  This Section 2.1(b) shall apply only to a
         ----------------------
  Global Security deposited with or on behalf of the Depository.



    The Company shall execute and the Trustee shall, in accordance with this
  Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

    Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwith standing the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.



    (c)  Certificated Securities.  Except as provided in this Section 2.1 or
         ------------------------
  Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.



          2.2  Authentication.  (a)  At any time and from time to time after the
               ---------------
execution of this Indenture, the Trustee or an authenticating agent shall upon receipt of a written order of the Company signed by two Officers or by an Officer and either an Assistant Secretary or an Assistant Treasurer of the Company authenticate for original issue Securities in the aggregate principal amount specified in such order, not to exceed $100,000,000 in aggregate principal amount outstanding at any time; provided, however, that Securities to
                                          --------  -------
be issued on the Exchange Date shall not exceed the aggregate liquidation preference, plus accrued and unpaid dividends in respect thereof, of the shares of Exchangeable Preferred Stock in exchange for which such Securities are being issued; provided that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Securities. Such order shall specify the principal amount of Securities to be authenticated, the date on which the original issue of such Securities is to be authenticated, the aggregate principal amount of Securities then authorized, whether such Securities are Initial Securities, Exchange Securities or Private Exchange Securities, and whether such Securities will be issued as Global Securities or as certificated Securities.



          (b) If the Securities authenticated hereunder on the Exchange Date are Initial Securities, then the Trustee shall authenticate and deliver Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the principal amount of the Exchange Securities or Private Exchange Securities to be authenticated and the date on which the original issue of Exchange Securities or Private Exchange Securities is to be authenticated and whether the Securities are to be Exchange Securities or Private Exchange Securities. The Trustee shall be entitled to request an Officer's Certificate and Opinion of Counsel that such issuance is in compliance herewith and all conditions precedent thereto have been satisfied. In rendering such opinion, counsel to the Company may rely on an Officer's Certificate prepared by the Company with respect to any factual matters with respect thereto.



          (c) The Securities issued on the Exchange Date and any Securities issued from time to time after the Exchange Date, will collectively be treated as a single class of securities for all purposes under this Indenture.

          2.3  Transfer and Exchange.  (a)  Transfer and Exchange of Global
               ----------------------       -------------------------------
Securities.  (i)  The transfer and exchange of Global Securities or beneficial
-----------
interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.



          (ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.



          (iii) In the event that a Global Security (or beneficial interests therein) is exchanged for Initial Securities in definitive registered form pursuant to Section 2.4 or Section 2.09 of the Indenture, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement under the Registration Rights Agreement, such Initial Securities may be exchanged only in accordance with the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be and such other procedures as may from time to time be adopted by the Company.



          (b)  Legend.  (i)  Except as permitted by the following paragraphs
               -------
(ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof) and any Private Exchange Security issued on the

Exchange Date shall bear a legend in substantially the following form:



  "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
  SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.



  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND ANY SECURITY INTO WHICH SUCH SECURITY IS EXCHANGEABLE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT,
  (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (v) TO THE COMPANY, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN
  (A) ABOVE."



          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted

Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).



          (iii) After a transfer of any Initial Securities or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security without legends will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's certificated Initial Security or Private Exchange Security or directions to transfer such Holder's interest in the Global Security, as applicable.



          (iv) Upon the consummation of a Registered Exchange Offer with respect to Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will cease to apply and certificated Initial Securities with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Securities that do not exchange their Initial Securities, and

Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer. Exchange Securities in certificated or global form without the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that receive Exchange Securities on the Exchange Date.



          (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply and will also apply to such Private Exchange Securities, and Private Exchange Securities in global form with the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.



          (c)  Cancellation or Adjustment of Global Security.  At such time as
               ---------------------------------------------
all beneficial interests in a Global Security have been exchanged for certificated Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

          (d)  Obligations with Respect to Transfers and Exchanges of
               ----------------------------------------- ------------
Securities.  (i)  To permit registrations of transfers and exchanges, the
-----------
Company shall execute and the Trustee shall authenticate certificated Securities and Global Securities at the Registrar's or co-registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.06, 4.09 and 9.05).

          (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any certificated Security selected for redemption in whole or in part pursuant to Article III of this Indenture, except the unredeemed portion of any certificated Security being redeemed in part, or
(b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

          (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the abso lute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          (e)  No Obligation of the Trustee.  (i)  The Trustee shall have no
               -----------------------------
responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communica tions to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.
The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          2.4  Certificated Securities.  (a)  A Global Security deposited with
               ------------------------
the Depository or with the Trustee as custodian for the Depository pursuant to
Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

          (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Initial Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by

Section 2.3(d), bear the restricted securities legend set forth in Exhibit 1 hereto.

          (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (d)  In the event of the occurrence of any of the events specified in
Section 2.4(a), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1

                                                                              to

                                                 RULE 144A/REGULATION S APPENDIX



                      [FORM OF FACE OF INITIAL SECURITY]



                          [Global Securities Legend]



          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED

TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                        [Restricted Securities Legend]


          "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT
(A) THIS SECURITY AND ANY SECURITY INTO WHICH SUCH SECURITY IS EXCHANGEABLE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (v) TO THE COMPANY, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

No.                        $

                                                                       CUSIP No.



                13-3/4% Subordinated Exchange Debentures Due 2010



          21ST CENTURY TELECOM GROUP, INC., an Illinois corporation, promises to
pay to                        , or registered assigns, the principal sum of
Dollars on February 15, 2010.

          Interest Payment Dates:  February 15 and August 15.

          Record Dates:  February 1 and August 1.

          Additional provisions of this Security are set forth on the other side of this Security.


Dated:

                                  21ST CENTURY TELECOM GROUP, INC.,



                                   by

                                       -------------------------
                                       Name:

                                       Title:



                                       -------------------------
                                       Name:

                                       Title:



TRUSTEE'S CERTIFICATE OF

AUTHENTICATION



IBJ SCHRODER BANK &

TRUST COMPANY, as Trustee,

 certifies that this is

 one of the Securities

 referred to in the Indenture.

 by

    --------------------------------
                               Authorized Signatory

                  [FORM OF REVERSE SIDE OF INITIAL SECURITY]



               13-3/4% Subordinated Exchange Debenture Due 2010



1.  Interest
    --------

          21st Century Telecom Group, Inc., an Illinois corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay to the registered holder of this Security interest on the principal amount of this Security at a rate of 13-3/4% per annum. Interest on this Security shall accrue from and including the most recent date to which interest has been paid, or if no interest has been paid, from and including the Exchange Date, through but excluding the date on which interest is paid. Interest shall be payable semiannually in arrears on each February 15 and August 15, commencing on the first February 15 or August 15 next following the Exchange Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Notwithstanding the foregoing, if a Registration Default (as defined in the Registration Rights Agreement) occurs, interest will accrue on this Security at a rate of 14-1/4% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Such interest will be paid semiannually on February 15 and August 15 of each year. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          On or prior to February 15, 2003, the Company may from time to time with respect to each interest period, at its option and in its sole discretion, in lieu of paying interest on the outstanding Securities in cash on an interest payment date, require the Trustee (upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company), subject to Section 2.2 of Appendix A of the Indenture, to authenticate for original issue additional Securities in an aggregate principal amount equal to the amount of interest payable in respect of such interest period that the Company elects not to pay in cash on the interest payment date immediately following such interest period. Such order shall specify the aggregate principal amount of Securities to be authenticated and the date on which such Securities are to be authenticated and delivered to Holders. Each issuance of Securities in lieu of payment of interest in cash shall be made pro rata with respect to the outstanding Securities; provided, however, that the
                                                     --------  -------
Company shall be required to pay cash in lieu of issuing Securities in any denomination of less than $1,000.

2.  Method of Payment
    -----------------

          The Company will pay interest referred to in paragraph 1 above on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as otherwise set forth in paragraph 1 above, the Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Except as otherwise set forth in paragraph 1 above, payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. Except as otherwise set forth in paragraph 1 above, the Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that
                                                        --------  -------
payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar
    --------------------------

          Initially, IBJ Schroder Bank & Trust Company, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture
    ---------

          The Company issued the Securities under an Indenture dated as of February 15, 1998 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ..
                                                                  ------
77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

          The Securities are general unsecured subordinated obligations of the Company, limited to $100,000,000 aggregate principal amount. All Securities issued under the Indenture will be treated as a single class of securities for all purposes under the Indenture. The Indenture contains certain covenants that, among other things, limit (i) the incurrence of additional Indebtedness by the Company and its Restricted Subsidiaries (as defined), (ii) the payment of dividends and other distributions by the Company and its Restricted Subsidiaries in respect of their capital stock, (iii) investments or other restricted payments by the Company and its Restricted Subsidiaries, (iv) asset sales, (v) certain transactions with affiliates, (vi) the sale or issuance of capital stock of Restricted Subsidiaries, and (vii) mergers and consolidations. The Indenture also prohibits certain restrictions on distributions from Restricted Subsidiaries. All these limitations and prohibitions, however, are subject to a number of important qualifications and exceptions.

5. Optional Redemption
   -------------------

          Except as set forth in the next paragraph, the Securities may not be redeemed prior to February 15, 2003. On and after that date, the Company may redeem the Securities in whole or in part, at any time or from time to time, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date):

          If redeemed during the 12-month period commencing on February 15 of the years set forth below:


                                                                          Redemption
Period                                                                      Price
------                                                                    ----------
2003                                                                       106.8750%
2004                                                                       104.5833
2005                                                                       102.2917
2006 and thereafter                                                        100.0000

          In addition, at any time prior to February 15, 2001, the Company may redeem the Securities in whole but not in part, with the proceeds of an Equity Offering, at a redemption price (expressed as a percentage of principal amount) of 113-3/4% plus accrued interest to redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date).

6.  Notice of Redemption
    --------------------

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest (if any) on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  Put Provisions
    --------------

          Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.  Subordination
    -------------

          The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

9.  Denominations; Transfer; Exchange
    ---------------------------------

          The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners
     ---------------------

          The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money
     ---------------

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Discharge and Defeasance
     ------------------------

          Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver
     -----------------

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to make any change in Article X of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness under
Article X of the Indenture, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

14.  Defaults and Remedies
     ---------------------

          Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to para graph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10 million, subject to notice and lapse of time; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; and (vi) certain judgments or decrees for the payment of money in excess of $10 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15.  Trustee Dealings with the Company
     ---------------------------------

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others
     --------------------------

          A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the considera tion for the issue of the Securities.

17.  Authentication
     --------------

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations
     -------------

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.  CUSIP Numbers
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.  Holders' Compliance with Registration Rights Agreement.
     ------------------------------------------------------

          Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21.  Governing Law.
     -------------

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          The Company will furnish to any securityholder upon written request and without charge to the securityholder a copy of the indenture which has in it the text of this security in larger type. Requests may be made to:




                      21st Century Telecom Group, Inc.

                      350 North Orleans, Suite 600

                      Chicago, IL 60654

                      Telecopy: (312) 470-2111




                    Attention of:  Chief Financial Officer

                                ASSIGNMENT FORM



To assign this Security, fill in the form below:



I or we assign and transfer this Security to



--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)



--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. No.)



and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.



Date:                    Your Signature:
      ------------------                 ------------------
     (Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:



Date:
      ------------------------   -----------------------------
Signature must be guaranteed           Signature of Signature

by a participant in a                        Guarantee

recognized signature guaranty

medallion program or other

signature guarantor acceptable

to the Trustee


In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:



CHECK ONE BOX BELOW



  (1) [_] to the Company; or

  (2) [-] pursuant to an effective registration statement under the Securities Act of 1933; or

  (3) [_] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

  (4) [_] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

  (5) [_] pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.


  Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5)
                                      --------  -------
  is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.



                                  -------------------------
                                  Signature



Date: ------------------------    -----------------------------

Signature must be guaranteed           Signature of Signature

by a participant in a                          Guarantee

recognized signature guaranty

medallion program or other

signature guarantor acceptable

to the Trustee



--------------------------------------------------------------------------------

             TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated: ----------------        ----------------------------

                                NOTICE:  To be executed by
                                       an executive officer

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the box:

                                                UAA

                                                AAAU

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: $
                       ----------



Date:                     Your Signature:
      ---------------                     --------------------

    (Sign exactly as your name appears on the other side of this Security.)



Date:
     ------------------------   -----------------------------

Signature must be guaranteed           Signature of Signature

by a participant in a                         Guarantee

recognized signature guaranty

medallion program or other

signature guarantor acceptable

to the Trustee

                                                                       EXHIBIT A

        [FORM OF FACE OF EXCHANGE SECURITY OR PRIVATE EXCHANGE SECURITY]



[*/]
 -

[**/]
 --

                                                                       CUSIP NO.

                                                                 No.           $



                13-3/4% Subordinated Exchange Debenture Due 2010



21ST CENTURY TELECOM GROUP, INC., an Illinois corporation, promises to pay to
        , or registered assigns, the principal sum of                 Dollars on
February 15, 2010.


Interest Payment Dates: February 15 and August 15.


Record Dates: February 1 and August 1.



Additional provisions of this Security are set forth on the other side of this Security.



Dated:

                                  21ST CENTURY TELECOM GROUP, INC.,



                                 by

                                   ------------------------
                                   Name:

                                   Title:



                                   ------------------------
                                   Name:

                                   Title:



TRUSTEE'S CERTIFICATE OF

AUTHENTICATION



IBJ SCHRODER BANK &

TRUST COMPANY, as Trustee,

 certifies that this is one

 of the Securities referred

 to in the Indenture.                                     [Seal]



by

-------------------------------
 Authorized Signatory

*/ [If the Security is to be issued in global form add the Global Securities
-
Legend from Exhibit 1 to Appendix A.



**/ [If the Security is a Private Exchange Security issued in a Private Exchange
--
to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.]



    [FORM OF REVERSE SIDE OF EXCHANGE SECURITY OR PRIVATE EXCHANGE SECURITY]



                 13-3/4% Subordinated Exchange Debenture Due 2010



1.  Interest
    --------

  21st Century Telecom Group, Inc., an Illinois corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay to the registered holder of this Security interest on the principal amount of this Security at a rate of 13-3/4% per annum. Interest on this Security shall accrue from and including the most recent date to which interest has been paid, or if no interest has been paid, from and including the Exchange Date, through but excluding the date on which interest is paid. Interest shall be payable semiannually in arrears on each February 15 and August 15, commencing on the first such date next following the Exchange Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. [Notwithstanding the foregoing, if a Registration Default (as defined in the Registration Rights Agreement) occurs, interest will accrue on this Security at a rate of 14-1/4% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Such interest will be paid semiannually on February 15 and August 15 of each year.]1 The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

 On or prior to February 15, 2003, the Company may from time to time with respect to each interest period, at its option and in its sole discretion, in lieu of paying interest on the outstanding Securities in cash on an interest payment date, require the Trustee (upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company), subject to Section 2.2 of Appendix A of the Indenture, to authenticate for original issue additional Securities in an aggregate

--------------

1. Insert if at the time of issuance of the Exchange Security or Private Exchange Security (as the case may be) neither the Registered Exchange Offer has been consummated nor a Shelf Registration Statement has been declared effective in accordance with the Registration Rights Agreement.

 principal amount equal to the amount of interest payable in respect of such interest period that the Company elects not to pay in cash on the interest payment date immediately following such interest period. Such order shall specify the aggregate principal amount of Securities to be authenticated and the date on which such Securities are to be authenticated and delivered to Holders. Each issuance of Securities in lieu of payment of interest in cash shall be made pro rata with respect to the outstanding Securities; provided, however, that the
                                                     --------  -------
Company shall be required to pay cash in lieu of issuing Securities in any denomination of less than $1,000.


2.  Method of Payment
    -----------------

  The Company will pay interest referred to in paragraph 1 above on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as otherwise set forth in paragraph 1 above, the Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Except as otherwise set forth in paragraph 1 above, payments in respect of Securities (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no U.S. dollar account maintained by the payee with a bank in the United States is designated by any holder to the Trustee or the Paying Agent at least 30 days prior to the relevant due date for payment (or such other date as the Trustee may accept in its discretion), by mailing a check to the registered address of such holder.

3.  Paying Agent and Registrar
    --------------------------

 Initially, IBJ Schroder Bank & Trust Company, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture
    ---------

  The Company issued the Securities under an Indenture dated as of February 15, 1998 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. .. 77aaa-
                                                              ------
77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

  The Securities are general unsecured subordinated obligations of the Company limited to $100,000,000 aggregate principal amount. All Securities issued under the Indenture will be treated as a single class of securities for all purposes under the Indenture. The Indenture contains certain covenants that, among other things, limit (i) the incurrence of additional Indebtedness by the Company and its Restricted Subsidiaries (as defined), (ii) the payment of dividends and other distributions by the Company and its Restricted Subsidiaries in respect of their capital stock, (iii) investments or other restricted payments by the Company and its Restricted Subsidiaries, (iv) asset sales, (v) certain transactions with affiliates, (vi) the sale or issuance of capital stock of Restricted Subsidiaries, and (vii) mergers and consolidations. The Indenture also prohibits certain restrictions on distributions from Restricted Subsidiaries. All these limitations and prohibitions, however, are subject to a number of important qualifications and exceptions.

5. Optional Redemption
   -------------------

  Except as set forth in the next paragraph, the Securities may not be redeemed prior to February 15, 2003. On and after that date, the Company may redeem the Securities in whole or in part, at any time or from time to time, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date):

 If redeemed during the 12-month period commencing on February 15 of the years set forth below:

                                                                      Redemption
Period                                                                  Price
------                                                            -----------------
2003                                                                       106.8750%
2004                                                                       104.5833
2005                                                                       102.2917
2006 and thereafter                                                        100.0000

  In addition, at any time prior to February 15, 2001, the Company may redeem, in whole but not in part, Securities with the proceeds of an Equity Offering at a redemption price (expressed as a percentage of principal amount) of 113-3/4% plus accrued interest to redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date).

6.  Notice of Redemption
    --------------------

  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest (if any) on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  Put Provisions
    --------------

  Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.  Subordination
    -------------

  The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

9.  Denominations; Transfer; Exchange
    ---------------------------------

  The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners
     ---------------------

 The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money
     ---------------

  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Discharge and Defeasance
     ------------------------

  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver
     -----------------

  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to make any change in Article 10 of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness under Article 10 of the Indenture, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

14.  Defaults and Remedies
     ---------------------

  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to para graph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within Indebtedness of the Company if the amount accelerated
(or so unpaid) exceeds $10 million, subject to notice and lapse of time; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; and (vi) certain judgments or decrees for the payment of money in excess of $10 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15.  Trustee Dealings with the Company
     ---------------------------------

  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others
     --------------------------

  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


17.  Authentication
     --------------

  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations
     -------------

  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  CUSIP Numbers
     -------------

  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.  Holders' Compliance with Registration Rights Agreement.
     ------------------------------------------------------

  Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21.  Governing Law.
     --------------

  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

  THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                         21st Century Telecom Group, Inc.

                         350 NORTH ORLEANS, SUITE 600

                         CHICAGO, IL 60654

                         TELECOPY: (312) 470-2111


                    Attention of:  Chief Financial Officer

                                ASSIGNMENT FORM



To assign this Security, fill in the form below:



I or we assign and transfer this Security to



--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)



--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. No.)



and irrevocably appoint                            agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.



Date: __________________ Your Signature: __________________

     (Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:


Date:
      ------------------------   -----------------------------
Signature must be guaranteed      Signature of Signature

by a participant in a                   Guarantee

recognized signature guaranty

medallion program or other

signature guarantor acceptable

to the Trustee

                      OPTION OF HOLDER TO ELECT PURCHASE




  If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the box:

----

/   /
----

  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount:

$
 ------------





Date:                    Your Signature:
      ------------------                -----------------

     (Sign exactly as your name appears on the other side of the Security)



Date:
      ------------------------   -----------------------------
Signature must be guaranteed      Signature of Signature

by a participant in a                   Guarantee

recognized signature guaranty

medallion program or other

signature guarantor acceptable

to the Trustee